U.S. SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C. 20549


                                   FORM 8-K


                                 CURRENT REPORT


                   PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): July 8, 2004


                                  NVCN CORPORATION
              (Exact name of registrant as specified in its charter)


                                      Delaware
          (State or jurisdiction of  incorporation or organization)


                                      0-13187
                             (Commission File Number)


                                    13-3074570
                    (I.R.S. Employer Identification Number)


  2535 Pilot Knob Road, Suite 118, Mendota Heights, Minnesota      55120
       (Address of Principal Executive Offices)                   (Zip Code)


                Registrant's Telephone Number:  (651) 452-1606


        7550 24th Avenue South, Suite 168, Minneapolis, Minnesota 55450 (Former name or former address, if changed since last report)


ITEM 4.  CHANGE IN REGISTRANT'S CERTIFYING ACCOUNTANT.

     (a) Effective on July 8, 2004, the independent accountant who was previously engaged as the principal accountant to audit the Registrant's financial statements, Silverman, Olson, Thorvilson & Kaufman, Ltd., was dismissed. The decision to dismiss this accountant was approved by the Registrant's board of directors. This accountant audited the Registrant's financial statements for the fiscal years ended May 31, 2000 and 1999. This firm's report on these financial statements was modified as to uncertainty that the Registrant will continue as a going concern; other than this, the accountant's report on the financial statements for those periods neither contained an adverse opinion or a disclaimer of opinion, nor was qualified or modified as to uncertainty, audit scope, or accounting principles.

     During the fiscal years ended May 31, 2000 and 1999, and the subsequent period preceding such dismissal, there were no disagreements with the former accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure. In addition, there were no "reportable events" as described in Item 304(a)(1)(iv)(B)1 through 3 of Regulation S-B that occurred during the fiscal years ended May 31, 2000 and 1999, and the subsequent period preceding the former accountant's dismissal.

     (b) Effective on July 8, 2004, , the firm of George Brenner, C.P.A., was engaged to serve as the new principal accountant to audit the Registrant's financial statements. The decision to retain this accountant was approved by the Registrant's board of directors. During the fiscal years ended May 31, 2000 and 1999, and the subsequent period prior to engaging this accountant, neither the Registrant (nor someone on its behalf) consulted the newly engaged accountant regarding any matter.

     (c) The Registrant has requested Silverman, Olson, Thorvilson & Kaufman, Ltd. to respond to the Securities and Exchange Commission regarding its agreement with the statements made by the Registrant in this Form 8-K in response to Item 304(a)(1) of Regulation S-B.

ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE.

     In the Form 8-K filed on August 28, 2003, the Registrant incorrectly reported its name as "NVCN, Inc." The correct name of the company is "NVCN Corporation".

                                SIGNATURE

     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                       NVCN Corporation



Dated: July 8, 2003                    By: /s/  Gary Borglund
                                       Gary Borglund, President